UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On August 30, 2013, Eastman Kodak Company (the “Company”) entered into an agreement (the “Amended KPP Purchase Agreement”) amending and restating the Stock and Asset Purchase Agreement, dated as of April 26, 2013, between the Company, KPP Trustees Limited (“KPP”) and the other parties thereto (the “Original KPP Purchase Agreement”).  The Amended KPP Purchase Agreement amends the Original KPP Purchase Agreement by providing for, among other things, a series of deferred closings that will take place in certain foreign jurisdictions following the initial closing under the Amended KPP Purchase Agreement. These deferred closings implement the legal transfer of the Personalized Imaging and Document Imaging businesses (together, the “Business”) to KPP subsidiaries in these foreign jurisdictions in accordance with local law.  Pursuant to the Amended KPP Purchase Agreement, the Company will operate the Business in the deferred closing jurisdictions, subject to certain covenants, and will deliver to (or receive from) a KPP subsidiary at each deferred closing a true-up payment reflecting the actual economic benefit (or detriment) to the Business in the applicable deferred closing jurisdiction(s) from the time of the initial closing through the time of the applicable deferred closing.  The Amended KPP Purchase Agreement further provides that at the initial closing the Company will cause promissory notes issued by a Company subsidiary to be delivered to KPP or its subsidiaries in consideration for the portion of the purchase price payable by KPP or its subsidiaries at the initial closing allocated to the portion of the Business that otherwise would be transferred at the initial closing but will instead be transferred at the deferred closings.  These promissory notes will be used by KPP or its subsidiaries for the purpose of funding any local currency payment required to be made by KPP or its subsidiaries to the Company’s foreign subsidiaries under local law in these foreign jurisdictions at a deferred closing.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report on Form 8-K includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, cash flow, financing needs, plans or business trends, and other information that is not historical information. When used in this report on Form 8-K the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10–Q for the quarters ended March 31, 2013 and June 30, 2013, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; the ability of the Company to discontinue certain businesses or operations; the Company’s ability to comply with the financial maintenance covenants in its credit facilities; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the Company’s ability to generate or raise cash sufficient to fund continued investments, capital needs, restructuring payments and service its debt; its ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; the seasonality of the Company’s businesses; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date of this report on Form 8-K made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

                    By:     /s/ Patrick M. Sheller

                                           Patrick M. Sheller
                                           Senior Vice President
                                           General Counsel, Secretary & Chief Administrative Officer

Date: September 6, 2013